EXHIBIT 21.1

SUBSIDIARIES OF GOLUB CAPITAL PRIVATE CREDIT FUND

Name	Jurisdiction
First Eagle Private Credit Fund SPV, LLC	Delaware
FEPC Fund Servicer, LLC	Delaware